PRICING SUPPLEMENT NO. 80                                       Rule 424(b)(3)
DATED: November 21, 1997                                     File No. 333-31277
(To Prospectus Supplement dated August 13, 1997)


                                $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:         Floating Rate Notes      Book Entry Notes
$25,000,000               [x]                      [x]

Original Issue Date:      Fixed Rate Notes         Certificated Notes
November 21, 1997         [_]                      [_]


Maturity Date:
November 21, 2000

Option to Extend Maturity:           No  [x]

                                     Yes [_]   Final Maturity Date:



                                         Optional               Optional
                       Redemption        Repayment              Repayment
Redeemable On          Price(s)          Date(s)                Price(s)
-------------          -----------       ---------              -----------

N/A                    N/A               N/A                    N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[_]         Federal Funds Rate               Interest Reset Date(s): *

[_]         Treasury Rate                    Interest Reset Period: Monthly

[_]         LIBOR Reuters                    Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                       Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.16%
-----------------------------------------

*        On the 21st of each month.

**       On the 21st of each month.

*** The one-month LIBOR rate on November 19, 1997 plus 16 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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